Exhibit 32.2

Beacon Enterprise Solutions Group, Inc.

CERTIFICATION OF PERIODIC REPORT
 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
 18 U.S.C. Section 1350

The undersigned executive officer of Beacon Enterprise Solutions Group, Inc. (the “Company”) certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
•	the quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2011	/s/ Michael Grendi
Michael Grendi
Principal Financial Officer